UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 20, 2017

LIBERTY SILVER CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-150028	32-0196442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

390 Bay Street, Suite 806 Toronto, Ontario, Canada	M5H 2Y2
(Address of principal executive offices)	(Postal Code)

Registrant’s telephone number, including area code: 888-749-4916

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 20, 2017 Liberty Silver Corp. (the “Company”) reached an agreement with BG Capital Group Ltd. (“BGCG”) to amend the loan agreement between the Company and BGCG effective as of November 14, 2013 and amended and restated effective October 15, 2014 (the “2014 Loan Agreement”), the terms of which were previously disclosed in Company’s press release of October 17, 2014.

Under the terms of the agreed upon amendments (the “Amendment”), the principal amount of the loan of US$1,250,000, as it was under the 2014 Loan Agreement, is increased to US$1,400,000 (the “New Principal Amount”) to include an advance made by BGCG to the Company on November 28, 2016. The New Principal Amount and the accrued interest are convertible into common shares of the Company at BGCG’s election. The Amendment also reflects the share conversion on the basis of one (1) new post- consolidation common share for every 15 pre-consolidated common shares, conducted by the Company on January 30, 2015, as previously disclosed in Company’s press release of January 30, 2015. As a result of the share conversion, the conversion price has been adjusted from U$0.0125 per common share of the Company to US$0.1875 per common share of the Company. The Amendment is effective as of November 30, 2016

Effective January 20, 2016 BGCG has elected to convert the entire indebtedness under the 2014 Loan Agreement, as amended by the Amendments (the “Indebtedness”), into the common shares of the Company (“Shares”) pursuant to the terms of the 2014 Loan Agreement, as amended by the Amendments (the “Loan Conversion”). The board of directors of Liberty, having concluded that doing so would be in the best interests of the Company, has approved the Loan Conversion and the issuance thereunder of Shares to BGCG and parties named thereby as assignees of portion of the Indebtedness. Under the terms of the Loan Conversion, the Indebtedness, being US$1,685,810.04 is to be converted into 8,990,986 Shares at the deemed price US$0.1875 per Share.

The total of 4,490,986 of the 8,990,986 Shares issuable under the terms of the Loan Conversion shall be issued to BGCG, which prior to the Loan Conversion directly or indirectly held 8,817,419 of the Shares, representing approximately 71.37% of the total number of issued and outstanding Shares at that time. Following the issuance of Shares in connection with the Loan Conversion, it is expected that BGCG will hold 13,308,405 Shares representing approximately 62.35% of 21,345,483 Shares that is expected to be issued and outstanding immediately following the completion of the Loan Conversion.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the issuance of the Shares by the Company pursuant to the Loan Conversion is incorporated herein by reference. The Shares issued pursuant to the Loan Conversion are restricted securities and were offered and sold in private transactions to an accredited investor (as such term is defined in Rule 501(a), as promulgated under the Securities Act of 1933), without registration under the Securities Act and the securities laws of certain states, in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and similar exemptions under applicable state laws. The Shares sold in the foregoing transaction may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. No brokerage commssions or finder’s fees were paid in connection with the foregoing transaction.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are filed with this Form 8-K and are incorporated herein by reference:

Exhibit 10.1	●	First Amendment to amended and restated Loan Agreement with BG Capital Group Ltd. dated January 20, 2017, effective November 30, 2016

Exhibit 10.2	●	BG Capital Group Ltd. Notice of Conversion

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY SILVER CORP.

(Registrant)

Date: January 24, 2017	By:	/s/ Howard M. Crosby
Howard M. Crosby
Chief Executive Officer